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                                                                   EXHIBIT 10.15

       Amendment to the Second Amended and Restated Supplemental Executive
                                 Retirement Plan

            WHEREAS, the Board of Directors of the Bank has the authority to amend the Second Amended and Restated Supplemental Executive Retirement Plan ("SERP") pursuant to Article 9 therein;

            WHEREAS, the Board of Directors has determined that it is appropriate to make certain changes to the definition of "Final Average Compensation" as set forth therein;

            NOW THEREFORE BE IT RESOLVED, that the definition of Final Average Compensation is amended by adding the following thereto, effective as of January 1, 2006:

                  "Notwithstanding anything in this Plan to the contrary, for purposes of determining a Participant's Normal Retirement benefit under this Plan, a Participant's Final Average Compensation shall not exceed the amount determined as of the date the Participant attains Normal Retirement Age without regard to whether the Participant remains employed by the Bank after such date."

            BE IT FURTHER RESOLVED, that, in all other respects, the provisions of the SERP are hereby ratified and confirmed.